                                                                      Exhibit 20


                  Volkswagen Credit Auto Master Trust 1996-1
--------------------------------------------------------------------------------
                Distribution Date Statement: September 15, 1999

a.       Aggregate Amount of Collections                                                     $412,575,654.51
         Aggregate Amount of Interest Collections                                            $  4,376,601.61
         Aggregate Amount of Principal Collections                                           $408,199,052.90
         Investment Proceeds                                                                 $          0.00

b.       Series Allocation Percentage                                                                 100.00%
         Floating Allocation Percentage                                                                58.43%
         Fixed Allocation Percentage                                                                     N/A

c.       Total Amount Distributed on Series 1996-1                                           $  1,696,484.38

d.       Amount of Such Distribution Allocable to Principal on 1996-1                        $          0.00

e.       Amount of Such Distribution Allocable to Interest on 1996-1                         $  1,696,484.38

f.       Investor Default Amount                                                             $          0.00

g.       Draw Amount                                                                         $          0.00

h.       Investor Charge Offs                                                                $          0.00
         Amounts of Reimbursements                                                           $          0.00

i.       Monthly Servicing Fee                                                                          1.00%

j.       Expected Controlled Distribution Amount                                             $          0.00

k.       Invested Amount                                                                     $375,000,000.00

l.       Pool Factor                                                                                  100.00%

m.       Available Subordinated Amount                                                       $ 65,290,363.16

n.       Reserve Fund Balance                                                                $  1,875,000.00

o.       Principal Funding Account Balance                                                   $          0.00
         Yield Supplement Account Balance                                                    $  1,875,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
13-Sep-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                    From           To     Days
                                                    ----           --     ----
Current Interest Period                              08/16/99   09/14/99    30

Series Allocation Percentage                           100.00%


Initial Principal Balance                     $375,000,000.00
Outstanding Principal Balance                 $375,000,000.00
Principal Balance of Receivables for
 Determination Date                           $565,637,851.04
Amount Invested in Receivables on Series
 Issuance Date                                $375,000,000.00
Initial Invested Amount                       $375,000,000.00
Invested Amount at the Beginning of Period    $375,000,000.00
Invested Amount                               $375,000,000.00
Required Subordinated Amount                  $ 65,290,363.16
Excess Funded Amount                          $          0.00

Available Subordinated Amount (previous
 period)                                      $105,109,086.27
Incremental Subordinated Amount (previous
 period)                                      $ 10,084,489.09

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit      $  1,875,000.00
Yield Supplement Account Beginning Balance    $  1,875,000.00
Yield Supplement Account Required Amount      $  1,875,000.00

Reserve Fund Initial Deposit                  $  1,875,000.00
Reserve Fund Required Amount                  $  1,875,000.00
Reserve Fund Beginning Balance                $  1,875,000.00


Outstanding Carryover Amount - Beginning
 Balance                                      $          0.00
Yield Supplement Account Draw Amount          $          0.00
Outstanding Carryover Amount - Ending
 Balance                                      $          0.00
Yield Supplement Account Balance - Ending
 Balance                                      $  1,875,000.00
Yield Supplement Account Required Deposit
 Amount                                       $          0.00

Reserve Fund Draw Amount                      $          0.00
Reserve Fund Ending Balance                   $  1,875,000.00
Reserve Fund Required Deposit Amount          $          0.00

1-month LIBOR Rate (annualized)                      5.268750%
Certificate Coupon (annualized)                       5.42875%
Prime Rate (annualized)                               8.00000%
Servicing Fee Rate (annualized)                         1.000%
Excess Spread                                        1.731250%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period       $641,847,034.27
Pool Balance at the Ending of Period          $630,756,020.10
Average Aggregate Principal Balance           $636,301,527.19


Aggregate Principal Collections               $408,199,052.90
New Principal Receivables                     $396,866,478.75
Receivables Added for Additional Accounts     $          0.00
Investor Default Amount                       $          0.00
Net Losses                                    $          0.00
Monthly Interest Accrued, but not Paid        $          0.00
Ineligible Receivables                        $          0.00
Ineligible Receivables in Prior
 Collection Period                            $          0.00
Defaulted Receivables in Ineligible
 and Overconc. Accounts                       $          0.00

MISCELLANEOUS DATA
------------------


Recoveries on Receivables Written Off         $          0.00
Spread Over Prime for Portfolio                          0.16%
Weighted Average Interest Rate                           8.16%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                  0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                $ 38,971,561.60
Used Vehicle Percentage                                                    6.179%
Used Vehicle Percentage During Last Collection Period                      6.547%
Early Amortization Event?                                        NO
Largest Dealer or Dealer Affiliation Balance                     $ 24,008,829.26
Largest Dealer Percentage                                                  3.741%

Aggregate Principal Amount of Receivables of Dealers over 2%     $ 17,247,506.59
Aggregate % Principal Amount of Receivables of Dealers over 2%             2.734%

SUMMARY OF COLLECTIONS
----------------------


Aggregate Amount of Collections                                  $412,575,654.51
Aggregate Amount of Interest Collections                         $  4,376,601.61
Investment Proceeds                                              $          0.00
Aggregate Amount of Principal Collections                        $408,199,052.90
Asset Receivables Rate                                                     7.245%
Use Asset Receivables Rate?                                      NO
Carryover Amount (this Distribution Date)                        N/A
Total Carryover Amount                                           N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                       64.15%
Previous Collection Period Monthly Payment Rate                            61.37%
Monthly Payment Rate 3 months ago                                          68.26%
3-month Average Payment Rate                                               64.59%
12-month Minimum Payment Rate                                              61.37%
Early Amortization Event?                                        NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                         YES
Last Day of Revolving Period                                     N/A
Invested Amount as of Last Day of Revolving Period               N/A
Accumulation Period Length (months)                              N/A
First Accumulation Date                                          TO BE DETERMINED
Expected Final Payment Date                                      N/A
Required Participation Percentage                                           4.00%
Principal Funding Account Balance                                $          0.00
Principal Payment Amount                                         $          0.00
Controlled Deposit Amount                                        $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                              $  1,696,484.38
ii.   Monthly Servicing Fee Distribution                         $    312,500.00
iii.  Reserve Fund Deposit Amount Distribution                   $          0.00
iv.   Investor Default Amount Distribution                       $          0.00
v.    Outstanding Carryover Amount Distribution                  $          0.00
vi.   Yield Supplement Account Deposit Amount Distribution       $          0.00
                                                                 ---------------
          Excess Servicing                                       $    548,051.05

Excess Servicing (Previous Period)                               $    395,452.00


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                $           0.0
Draw Amount                                                      $           0.0

VW CREDIT, INC. -- SERVICER                                               Page 2
13-Sept-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------


                       Collections                         Accrual         Distribution
                       -----------                         -------         ------------
From:                    16-Aug-99
To:                      14-Sep-99
Days:                           30

LIBOR Rate                 5.26875%
(1 month)

Series #                         1   Active
VCI Rating:             N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                          Series                                            Excess      Required
Series             Series               Allocation        Invested         Subordinated     Funded    Participation
Number              Name                Percentage         Amount             Amount        Amount     Percentage
------              ----                ----------         ------             ------        ------     ----------
                  Trust                                $375,000,000.00    $65,290,363.16     $0.00         N/A
1                 Series 1996-1               100.00%  $375,000,000.00    $65,290,363.16     $0.00        4.00%

     Required        Outstanding
     Series         Participation       Certificate
      Name             Amount            Balance
      ----             ------            -------
Trust             $  15,000,000.00
Series 1996-1     $  15,000,000.00    $375,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
13-Sep-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                        EXCESS SPREAD CALCULATION
---------------                                                        -------------------------

Initial Invested Amount                            $375,000,000.00     Weighted Average Rate Charged to
Invested Amount                                    $375,000,000.00      Dealers                                 8.16%
Controlled Accumulation Amount                     $          0.00     LIBOR                                    5.27%
Required Subordinated Amount                       $ 65,290,363.16     Certificate Rate (LIBOR+16 b.p.)         5.43%
Annualized Servicing Fee Rate                                 1.00%    Servicing Fee Rate                       1.00%
First Controlled Accumulation Date                TO BE DETERMINED     Investor Net Losses                      0.00%
Accumulation Period Length (months)                      N/A                                                    ----
Expected Final Payment Date                              N/A           Excess Spread                            1.73%
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%



SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                 Required             Excess
                                                    Series 1996-1         Invested             Subordinated           Funding
Principal Receivables                                   Total              Amount                 Amount              Amount
---------------------                                   -----              ------                 ------              ------

Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $65,290,363.16            $0.00
  Floating Allocation Percentage                             58.43%              58.43%
  Fixed Allocation Percentage                                  N/A

Principal Collections                              $408,199,052.90     $408,199,052.90             N.A.                N.A.
New Principal Receivables                          $396,866,478.75     $396,866,478.75             N.A.                N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.                N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.                N.A.
Controlled Deposit Amount                          $          0.00                 N/A             N.A.                N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $65,290,363.16            $0.00
  Floating Allocation Percentage                             59.45%              59.45%


Non-Principal Receivables
-------------------------

Interest Collections                               $  2,557,035.42
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 4
13-Sep-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                      -------                --------
Available Subordination Amount (Previous)             $105,109,086.27        $104,560,793.22
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    395,452.00        $    548,293.05
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $105,504,538.27        $105,109,086.27

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 65,290,363.16        $ 63,655,917.67

Incremental Subordinated Amount                       $ 11,718,934.59        $ 10,084,489.09
  Overconcentration Amount                            $ 17,247,506.59        $ 15,102,965.31

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                        $  4,376,601.61        $  4,343,636.10
  Certificateholder Interest Collections              $  2,557,035.42        $  2,487,952.00
  Subordinate Interest Collections                    $    445,199.39        $    422,327.65
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  4,877,234.82        $  4,785,279.65

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    530,251.27        $    540,228.16
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00